EXHIBIT 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 1, 2006. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of the Stanley Works contained in this Annual Report on Form 10-K.

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Domestic Subsidiaries
BAI, Inc.	U.S.A. (Indiana)
Contact East, Inc.	U.S.A. (Massachusetts)
Frisco Bay Industries, Ltd.	U.S.A. (Maryland)
Hardware City Associates Limited Partnership	U.S.A. (Connecticut)
JennCo1, Inc.	U.S.A. (Delaware)
JennCo2, Inc.	U.S.A. (Delaware)
L. David Industries, L.L.C.	U.S.A. (Michigan)
National Manufacturing Co.	U.S.A. (Illinois)
National Manufacturing Co. of Canada, Ltd.	U.S.A. (Illinois)
National Manufacturing Mexico A, LLC	U.S.A. (Delaware)
National Manufacturing Mexico B, LLC	U.S.A. (Delaware)
National Manufacturing Sales Co.	U.S.A. (Illinois)
Precision Hardware, Inc.	U.S.A. (Illinois)
Sargent & Greenleaf, Inc.	U.S.A. (Indiana)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Funding Corporation *	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, Inc.	U.S.A. (Delaware)
Stanley Pacific Inc.	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
The Farmington River Power Company	U.S.A. (Connecticut)
The Stanley Works Capital Trust I *	U.S.A. (Delaware)
V.B. Cogswell & Company, L.L.C.	U.S.A. (Michigan)
ZAG USA, Inc.	U.S.A. (Delaware)
International Subsidiaries
3495981 Canada Inc.	Canada
6181708 Canada Inc.	Canada
African Time Systems Corporation (Proprietary) Limited	South Africa
Alfia Limited	England
Amano Blick International (Europe) Ltd.	England
Armetsa, S.A. de C.V.	Mexico
Auto Service Products Ltd. *	United Kingdom
Auto Tools Ltd. *	United Kingdom

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Beijing Bostitch Fastening Systems Co., Ltd.	China
Best Access Systems Co. / Les Systemes D'Access Best Cie	Canada
Bimontysa, S.A. de C.V.	Mexico
Blick Dormants Limited	England
Blick France S.A.R.L.	France
Blick International Systems Limited	England
Blick Ireland Limited	Ireland
Blick Software Systems Limited	England
Blick South Africa (Proprietary) Limited	South Africa
Blick Telefusion Communications Limited	England
Bost Garnache Industries *	France
Britool Ltd. *	United Kingdom
Cerfasa, S.A. de C.V.	Mexico
Chicago Steel Tape G.m.b.H.	Germany
Chiro Tools Holdings B.V.	Netherlands
CST S.r.l.	Italy
Dubuis & Cie SAS *	France
Eastern Vault & Security Limited	Canada
Facom Gereedschappen *	Netherlands
Facom GmbH *	Germany
Facom Herramientas SRL *	Spain
Facom Investments Ltd. *	United Kingdom
Facom Lytham Ltd. *	United Kingdom
Facom Outillage SA *	Switzerland
Facom SA *	France
Facom SA *	Belgium
Facom Tools Far East Pte. Ltd. *	Singapore
Facom Tools Ltd. *	United Kingdom
Facom Tools Norden A/S *	Denmark
Facom Tools Polska *	Poland
Facom UK Ltd. *	United Kingdom
Fanal S.A. de C.V.	Mexico
FRISCO ATMS Limited Partnership / FRISCO ATMS Societe en Commandite	Canada
Frisco Bay Industries, Ltd. / Les Industries Frisco Bay Ltee	Canada
Frisco Finance LP	Canada
Herramientas Stanley S.A. de C.V.	Mexico
Isgus International Limited	England & Wales
JW Pickavant Ltd. *	United Kingdom
Kim Reid Investments Inc.	Canada
Krisjen Management Inc.	Canada
Lista Parolai SA *	France
Mac Tools Canada Inc.	Canada
Mont-Hard (Canada) Inc.	Canada
Mosley-Stone Limited	United Kingdom
National Manufacturing of Canada Inc.	Canada
PAC International Limited	England
Piole Parolai Equipement *	France

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
S.A. Stanley Works (Belgium) B.V.B.A.	Belgium
Sargent & Greenleaf, S.A.	Switzerland
Servicios Administrativos Regiomontanos, S.A. de C.V.	Mexico
Sielox Security Systems Pty. Limited	Australia
Societe D'Etudes de Methodes et D'Applications SARL *	France
Societe D'Exploration des Establishment Grigoletto *	France
Stanley Bostitch G.m.b.H.	Germany
Stanley-Bostitch, S.A. de C.V.	Mexico
Stanley Canada Corporation	Canada
Stanley Chiro International Ltd.	Taiwan
Stanley CLP1	Canada
Stanley CLP2	Canada
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, S.A.S.	France
Stanley Europe B.V.B.A.	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley Fastening Systems Poland Sp. z o.o.	Poland
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley Foreign Sales Corporation	Virgin Islands
Stanley France S.A.S.	France
Stanley France Services, SAS	France
Stanley Iberia S.L.	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Italia Holding S.r.l.	Italy
Stanley Italia S.r.l.	Italy
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp. z o.o.	Poland
Stanley Security Solutions — Europe Limited	England
Stanley Security Solutions Ltd.	England
Stanley Security Solutions Operations Limited	England
Stanley Svenskas Aktiebolag	Sweden
Stanley Technology Co. Ltd.	China
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tona Holding B.V.	Netherlands
Stanley Tools (N.Z.) Limited	New Zealand
Stanley Tools, S.A.S.	France
Stanley Tools S.r.l.	Italy
Stanley UK Acquisition Company Limited	England & Wales
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works (India) Private Limited	India

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Stanley Works Limited	Thailand
Stanley Works (Malaysia) Sdn Bhd	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Stichting Beheer Intellectuele Eigendomsrechten Blick Benelux BV	Netherlands
STRATEC *	France
Suomen Stanley OY	Finland
SWK (U.K.) Holding Limited	England & Wales
SWK (UK) Limited	England & Wales
Sykes Pickavant Group PLC *	United Kingdom
Sykes Pickavant Ltd. *	United Kingdom
Sykes Pickavant Trust Ltd. *	United Kingdom
T.S.W. Israel Investments Ltd.	Israel
TCS Group BV	Netherlands
Teletechnicom Holding BV	Netherlands
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands
The Stanley Works Japan	Japan
The Stanley Works (Langfang) Fastening Systems Co., Ltd.	China
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Shanghai) Management Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s.	Czech Republic
Top Line Methodes et Concepts *	France
Tronorsa, S.A. de C.V.	Mexico
Utensilerie Associate S.P.A. *	Italy
VIRAX *	France
Z.A.G. Industries Ltd.	Israel
Z.A.G. U.K. Limited	United Kingdom